Exhibit 23.1

             INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of ShopKo Stores, Inc. on
Form S-8 of our report dated March 12, 1998 and June 6,
1997, appearing in the Transition Report on Form 10-K of ShopKo Stores, Inc. and Subsidiaries for the transition period (49 weeks) ended January 31, 1998 and in the Annual Report on Form 11-K of ShopKo Stores,
Inc. Profit Sharing and Super Saver Plan for the year
(52 weeks) ended February 22, 1997, respectively.


/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
May 20, 1998